UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 11, 2025
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2025, Genprex, Inc. (“Genprex” or the “Company”) entered into a purchase agreement, dated June 11, 2025 (the “Purchase Agreement”), with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park committed to purchase up to $12.5 million in shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), subject to satisfaction of the conditions and certain limitations contained in the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement on June 11, 2025, the Company also entered into a registration rights agreement, June 11, 2025 (the “Registration Rights Agreement”), with Lincoln Park, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of the securities that have been and may be issued and sold by the Company to Lincoln Park, from time to time in the Company’s sole discretion, from and after the date of this report, under the Purchase Agreement and to take such other specified actions to maintain such registration under the Securities Act.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $12.5 million in shares of Common Stock. Such sales of Common Stock, if any, will be subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on the date that a registration statement covering the resale by Lincoln Park of shares that have been and may be issued under the Purchase Agreement is declared effective by the Securities and Exchange Commission (the “SEC”) and a final prospectus in connection therewith is filed with the SEC, and the other conditions in the Purchase Agreement are satisfied (the date on which all such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, on any business day on which the closing sales price of the Common Stock is not below the floor price specified in the Purchase Agreement, the Company may direct Lincoln Park to purchase up to 125,000 shares of Common Stock (each, a “Regular Purchase”); provided that the maximum share amount the Company may sell to Lincoln Park under any single Regular Purchase may be increased to up to 150,000 shares and up to 175,000 shares, if the closing sale price of the Common Stock is not below $0.35 and $0.55, respectively, on the business day on which the Company initiates the Regular Purchase. In any event, however, Lincoln Park’s maximum commitment in any single Regular Purchase shall not exceed $500,000. The purchase price per share for each Regular Purchase will be 95% of the lower of (i) the lowest sale price of the Common Stock on the business day on which the Company initiates the Regular Purchase and (ii) the average of the three lowest closing sale prices of Common Stock during the 10-business day period immediately preceding the business day on which the Company initiates the Regular Purchase. In addition to Regular Purchases, if the Company directs Lincoln Park to purchase the maximum number of shares of Common Stock that the Company may sell in a Regular Purchase on the applicable business day the Company initiates such Regular Purchase, then, in addition to such Regular Purchase, the Company may also direct Lincoln Park to purchase certain additional amounts of Common Stock as “accelerated purchases” and as “additional accelerated purchases”, subject to limits specified in the Purchase Agreement, at a purchase price per share calculated in the manner specified in the Purchase Agreement.

Each Regular Purchase and each accelerated purchase and additional accelerated purchase is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement.

Sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and the Company’s determination as to the appropriate sources of funding for its operations. The Company expects that any proceeds received from such sales will be used for working capital and general corporate purposes.

In addition, under applicable Nasdaq rules, the Company may not issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock to Lincoln Park under the Purchase Agreement in excess of the Exchange Cap or (ii) the average price of all applicable sales of the Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.37209 per share (which represents the lower of (A) the official closing price of the Common Stock on Nasdaq immediately preceding the signing of the Purchase Agreement and (B) the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days immediately preceding the signing of the Purchase Agreement, as adjusted under applicable Nasdaq rules to take into account the issuance of the Commitment Shares (as defined below) to Lincoln Park for non-cash consideration). In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules.

The Company will control the timing and amount of any sales of Common Stock to Lincoln Park pursuant to the Purchase Agreement. Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to the conditions and limitations in the Purchase Agreement including beneficial ownership limitations.

In connection with entering into the Purchase Agreement, on June 11, 2025, the Company issued 1,186,859 shares of Common Stock (the “Commitment Shares”) to Lincoln Park in consideration for its commitment to purchase shares under the Purchase Agreement from time to time at the Company’s discretion.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, covenants, Suspension Events (as defined in the Purchase Agreement) and indemnification obligations of the parties. The Company agreed, until the later of the 24-month anniversary of the date of the Purchase Agreement and the 24-month anniversary of the Commencement Date, not to effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents in any “equity line of credit” or other substantially similar offering whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Common Stock at the time of each such purchase, subject to limited exceptions set forth in the Purchase Agreement. Lincoln Park agreed not to cause or engage in any manner whatsoever, any direct or indirect, short selling of or hedging with respect to the Common Stock during the term of the Purchase Agreement. The Company may terminate the Purchase Agreement at any time after the Commencement Date with one business day notice, at no cost or penalty. Following the Commencement Date, upon the occurrence of any “Suspension Event” under the Purchase Agreement, the Company may not initiate any regular or other purchase of shares by Lincoln Park, until such Suspension Event is cured; provided, however, that Lincoln Park may not terminate the Purchase Agreement as a result of such Suspension Event.

This report shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing summary of the material terms of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this report, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Commitment Shares were issued and the Purchase Shares will be issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder.

Item 8.01. Other Events.

The Company is providing certain business updates on its oncology gene therapy program, as follows:

Acclaim-1 and Acclaim-3 Clinical Trials

Acclaim - 1: Genprex currently is enrolling and treating patients in the Phase 2a expansion portion of its Phase 1/2 Acclaim-1 clinical trial. The Acclaim-1 trial uses a combination of REQORSA and AstraZeneca’s Tagrisso® (osimertinib) in patients with late-stage NSCLC that has activating epidermal growth factor receptor  mutations and progression on treatment with Tagrisso or Tagrisso-containing regimens. Genprex opened the Phase 2a expansion portion of the study and enrolled and dosed the first patient in January 2024. The Phase 2a expansion portion of the trial is expected to enroll approximately 33 patients; all of whom have progressed on Tagrisso or Tagrisso-containing regimens. There will be an interim analysis following the treatment of 19 patients in the Phase 2a portion of the Acclaim-1 study. The Company expects to complete the enrollment of the first 19 patients for interim analysis in the Phase 2a expansion portion of the study by the first quarter of 2026 and expects the interim analysis in the first half of 2026.

The Food and Drug Administration (“FDA”) has granted Fast Track Designation for the Acclaim-1 treatment combination of REQORSA and Tagrisso in NSCLC patients who have progressed on Tagrisso treatment.

Acclaim - 3: Genprex is currently enrolling and treating patients in the Phase 2 expansion portion of the Company’s Phase 1/2 Acclaim-3 clinical trial. The Acclaim-3 clinical trial uses a combination of REQORSA and Genentech, Inc.’s Tecentriq® (atezolizumab) as maintenance therapy for patients with extensive stage small cell lung cancer (“ES-SCLC”) who developed tumor progression after receiving Tecentriq and chemotherapy as initial standard treatment. Patients are treated with REQORSA and Tecentriq until disease progression or unacceptable toxicity is experienced. Genprex anticipates that the Phase 2 expansion portion will enroll approximately 50 patients at approximately 10 to 15 U.S. sites. Patients will be treated with REQORSA and Tecentriq until disease progression or unacceptable toxicity is experienced. The primary endpoint of the Phase 2 portion is to determine the 18-week progression-free survival rate from the time of the start of maintenance therapy with REQORSA and Tecentriq in patients with ES-SCLC. Patients will also be followed for survival. A Phase 2 futility analysis will be performed after the 25th patient enrolled and treated reaches 18 weeks of follow up. The Company expects to complete enrollment of the first 25 patients for interim analysis in the Phase 2 expansion portion of the study in the first quarter of 2026.

The Acclaim-3 clinical trial has received FDA Fast Track Designation for this patient population and Acclaim-3 has also received an FDA Orphan Drug Designation.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2024.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Genprex’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines; the timing and success of Genprex’s clinical trials and regulatory approvals; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes; the effects of any strategic research and development prioritization initiatives, and any other strategic alternatives or other efforts that Genprex takes or may take in the future that are aimed at optimizing and re-focusing Genprex’s diabetes, oncology and/or other clinical development programs including prioritization of resources, and the extent to which Genprex is able to implement such efforts and initiatives successfully to achieve the desired and intended results thereof; Genprex’s future growth and financial status, including Genprex’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market and to continue as a going concern and to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all; Genprex’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated as of June 11, 2025, between Genprex, Inc. and Lincoln Park Capital Fund, LLC.*

10.2	Registration Rights Agreement, dated as of June 11, 2025, between Genprex, Inc. and Lincoln Park Capital Fund, LLC.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: June 11, 2025	By:	/s/ Ryan M. Confer
Ryan M. Confer
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)